Exhibit 31.2

CERTIFICATION
I, Edward Terino, certify that:
1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 of Arlington Tankers, Ltd.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ EDWARD TERINO
	Name:	Edward Terino
Date: October 10, 2008	Title:	Chief Executive Officer and Chief Financial Officer